Quintanilla
                                     Accountancy Corporation
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American Institute of Certified Public Accountants
California Society of Certified Public Accountants



     Consent Of Independent Certified Public Accountant
I consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated March 24, 2003, which appears on page 9 of the Company's annual report on Form 10-KSB, and to the reference to my Firm under the caption "Experts" in the Prospectus.

                               /s/ Quintanilla
                               -----------------------
                               Quintanilla Accountancy Corporation
                               Irvine, California

                               March 30, 2004